SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COSÍ, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1393745

(State of incorporation organization)	(IRS Employer Identification No.)

242 West 36th Street New York, New York	10018

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-86390 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:         None

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class to be so registered:

•	Common Stock, par value $0.01 per share

•	Preferred Stock Purchase Rights, par value $0.01 per share

Item 1.         Description of Registrant’s Securities to be Registered.

         The Registrant hereby incorporates by reference herein the description of the Registrant’s Common Stock, par value $0.01 per share, and the associated Preferred Stock Purchase Rights appearing under the caption “Description of Capital Stock” in the form of preliminary prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-86390), as originally filed with the Securities and Exchange Commission on April 17, 2002 and amended on May 21, 2002, June 4, 2002, July 23, 2002, and October 25, 2002 and as the same may be subsequently amended (as amended, the “Registration Statement on Form S-1”). Any form of prospectus that constitutes part of the Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2.         Exhibits.

a.	Exhibits

Exhibit Number	Description of Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation of Cosí, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1).

3.2	Form of Amended and Restated By-Laws of Cosí, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1).

4.1	Form of Certificate of Common Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1).

4.2	Form of Rights Agreement between Cosí, Inc. and American Stock Transfer and Trust Company as Rights Agent. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1).

4.3	Amended and Restated Registration Agreement, dated as of March 30, 1999. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1).

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COSÍ, INC.

	By:	/s/Andrew Stenzler

Date: October 25, 2002		Name: Andrew Stenzler Title: Chairman and Chief Executive Officer